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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60763) pertaining to the Broadcom Corporation 1998 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-80317) pertaining to the Epigram, Inc. 1996 Stock Plan, the Maverick Networks 1998 Stock Plan and stock option grants to three employees of Armedia, Inc.; the Registration Statement (Form S-8 No. 333-87673) pertaining to the AltoCom, Inc. 1997 Stock Plan and the HotHaus Technologies Inc. Incentive Stock Option Plan; the Registration Statement (Form S-3 No. 333-90903) and related Prospectus pertaining to the registration of 653,159 shares of Class A common stock and 653,159 shares of Class B common stock; the Registration Statement (Form S-8 No. 333-93457) pertaining to the Broadcom Corporation 1999 Special Stock Option Plan and Broadcom Corporation 1998 Stock Incentive Plan; and the Registration Statement (Form S-8 No. 333-33170) pertaining to the Broadcom Corporation 1998 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Non-Employee Stock Plan, Digital Furnace Corporation Amended and Restated Stock Incentive Plan, Stellar Semiconductor, Inc. 1999 Equity Incentive Plan and Stellar Semiconductor, Inc. 1997 Stock Option/Stock Issuance Plan of our report dated January 18, 2000 (except for Note 2, as to which the date is May 31, 2000 and Notes 9 and 13, as to which the date is June 29, 2000), with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included on Form 8-K/A filed on July 10, 2000.


                                                   /s/ Ernst & Young LLP


Orange County, California
June 30, 2000